EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-60627 of Packaged Ice, Inc. (the "Company") of our report on the Company dated March 27, 1998, our report on Reddy Ice Corporation dated April 14, 1998, and our reports on the combined Mission Party Ice, Inc. and Southwest Texas Packaged Ice, Inc. each dated March 21, 1997, all appearing in the Prospectus, which is part of such Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Houston, Texas
January 22, 1999